Exhibit 5.4

[Letterhead of Cohn Birnbaum & Shea A Professional Corporation]

October 21, 2005

REM Connecticut Community Services, Inc.

c/o National MENTOR Holdings, Inc.

313 Congress Street, 6th Floor

Boston, MA 02210

Ladies and Gentlemen:

We have acted as special local counsel in the State of Connecticut (the “State”) to REM Connecticut Community Services, Inc., a Connecticut corporation (the “Guarantor”), in connection with the Guarantor’s proposed guarantee of $150,000,000 in aggregate principal amount of 9-5/8% Senior Subordinated Notes due 2012, Series B (the “Exchange Notes”).  The Exchange Notes are to be issued by National MENTOR, Inc., a Delaware corporation (the “Issuer”), in connection with an exchange offer to be made pursuant to the Registration Statement (as defined below).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture (as defined below).

In that connection, we have examined originals or copies of the latest forms provided to us of the following documents:

(i)                                     the certificate of incorporation of the Guarantor, as amended, certified by the Secretary of the State of Connecticut as of October 5, 2005 (the “Certificate of Incorporation”);  copies of the bylaws of the Guarantor certified by the Assistant Secretary of Guarantor as of November 4, 2004 (the “Bylaws”); and a certificate of existence for the Guarantor issued October 5, 2005 by the Secretary of the State of Connecticut;

(ii)                                  Joint Assistant Secretary’s Certificate dated November 4, 2004, signed by Denis M. Holler as Vice President and Assistant Secretary of Guarantor, and countersigned by John W. Gillespie as Vice President and Assistant Treasurer of Guarantor, together with the Exhibits thereto, including (a) the Guarantor’s certificate of incorporation as amended, (b) the Guarantor’s bylaws, and (c) unanimous joint written consent of Guarantor’s board of directors with respect to the transactions referred to herein dated October 26, 2004;

(iii)                               Certificate as to Execution and Delivery of Indenture dated October 18, 2005, signed by Christine Pak as Vice President and Assistant Secretary of Guarantor;

COHN BIRNBAUM & SHEA

REM Connecticut Community Services, Inc.
October 21, 2005

(iv)                              Registration Statement on Form S-4 (the “Registration Statement”), to be filed by the Issuer with the Securities and Exchange Commission (the “Commission”) on or about October 21, 2005, under the Securities Act of 1933, as amended; and

(v)                                 Indenture dated as of November 4, 2004 among the Issuer, the Guarantor, other guarantors named therein, and U.S. Bank National Association, as Trustee, as amended and supplemented by that certain Supplemental Indenture dated September 2, 2005 among Cornerstone Living Skills, Inc., REM Health of Nebraska, LLC, REM Community Payroll Services, LLC, the Issuer, the Guarantor and other Guarantors, and U.S. Bank National Association, as Trustee (the “Indenture”).

Items listed in (i) through (iii) above are hereinafter referred to as the “Organization and Authorization Documents”).  Items listed in (iv) and (v) above are hereinafter referred to as the “Transaction Documents.”  The “Note Guarantee” refers to the Guarantee of Guarantor (and other guarantors) set forth in Article 11 of the Indenture.  We understand that you and other interested parties shall rely solely on the opinions of Kirkland & Ellis LLP, counsel to the Issuer, and other special local counsel, with regard to the authorization, execution and delivery of documents and instruments by parties other than the Guarantor and the enforceability of the Transaction Documents.

In rendering the opinions expressed below, we have, with your consent, assumed and relied upon the following:

(a)           that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine and that such persons validly hold the offices indicated;

(b)           that all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents, and that none of the documents submitted to us have been modified or amended except by modifications or amendments provided to us;

(c)           the authority of persons signing all documents in connection with which this opinion is rendered on behalf of the parties thereto other than the Guarantor;

(d)           the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor;

(e)           as to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Guarantor and other parties.

(f)            the accuracy and completeness of all factual representations, warranties, schedules, annexes and exhibits contained in the Transaction Documents and the Organization and Authorization Documents, with respect to the factual matters set forth therein;

COHN BIRNBAUM & SHEA

REM Connecticut Community Services, Inc.
October 21, 2005

(g)           that all parties to the Transaction Documents and the Organization and Authorization Documents, other than the Guarantor, are, and at all relevant times were, duly organized, validly existing and in good standing under the laws of all jurisdictions where they conduct their businesses or are otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such documents and all such documents have been duly authorized, executed and delivered by such parties; and

(h)           that any public official or authority who provided a certificate or other document as to the incorporation, organization, good standing, qualification, existence or the like of the Guarantor on which we have relied, had the authority and the jurisdiction to issue the applicable certificate, and that any individual purporting to act on behalf of such authority has been duly appointed, elected and/or authorized to act.

This opinion is qualified as follows:

1.             We are qualified to practice law in the State.  We do not express any opinion herein concerning the laws of any jurisdiction other than the laws of the State and the settled case law decided thereunder, and we are not opining as to any federal law.

2.             We have examined the Indenture and the other Transaction Documents and made such other investigations as we have deemed appropriate to render the opinions set forth below.  As to matters of fact material to our opinions, we have relied, without independent verification, on representations made, and factual matters set forth, in the Transaction Documents and the Organization and Authorization Documents.

3.             We express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; and (iv) the securities or “Blue Sky” laws and regulations of the State.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that:

1.             The Guarantor is a duly organized and validly existing corporation, formed under the laws of the State.

2.             The Indenture has been duly authorized and executed by the Guarantor and delivered to U.S. Bank National Association.  The Indenture is a valid and binding obligation of the Guarantor and is enforceable against the Guarantor.

3.             When (i) the Registration Statement has been declared effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the holders thereof in exchange for the Issuer’s existing 9-5/8% Senior Subordinated

COHN BIRNBAUM & SHEA

REM Connecticut Community Services, Inc.
October 21, 2005

Notes due 2012, the Note Guarantee will, with regard to the Exchange Notes, be a valid and binding obligation of the Guarantor, enforceable against the Guarantor.

4.             The execution and delivery of the Indenture by the Guarantor, and the performance by the Guarantor of its obligations thereunder do not and will not conflict with or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the Certificate of Incorporation or Bylaws of the Guarantor, or (ii) any statute or governmental rule or regulation of the State or any political subdivision thereof and which is typically applicable to transactions of the type contemplated by the Indenture.

5.             No consent, waiver, approval, authorization or order of any State court or governmental authority of the State or any political subdivision thereof is required for the issuance by the Guarantor of the Note Guarantee.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  This opinion speaks only as of the date hereof, and we disclaim any obligation to advise you of any change in this opinion after the date hereof.  Any change in the applicable laws, rules or regulations or in the information or assumptions upon which we rely, or any inaccuracy in such information or assumptions, could affect the validity of this opinion.  We express no opinion herein as to any matters (including, but not limited to, matters relating to compliance with banking laws, rules and regulations applicable to them, including those pertaining to interest rates and late charges) other than the matters expressly set forth herein.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that we hereby consent to Kirkland & Ellis LLP relying upon this opinion in providing the opinion to be delivered by them in respect of the foregoing.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” contained in the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

COHN BIRNBAUM & SHEA P.C.

By:	/s/ Michael F. Mulpeter
Michael F. Mulpeter